UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1 to

Form 8-A)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZyVersa Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2685744
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 N. Commerce Pkwy. Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256056

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Explanatory Note

This Registration Statement on Form 8-A (this “Registration Statement”) is being filed by ZyVersa Therapeutics, Inc. (the “Company”), formerly known as Larkspur Health Acquisition Corp., with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the Company’s common stock, par value $0.0001 per share (“Common Stock”) on The Nasdaq Stock Market LLC (the “Nasdaq”).

Item 1. Description of Registrant’s Securities to be Registered.

The Company is hereby registering the Common Stock.

The description of the Common Stock registered hereunder is set forth under the heading “Description of Combined Entity’s Securities” in the definitive proxy statement/prospectus, dated as of November 14, 2022 (File No. 333-266838) and filed with the SEC on November 14, 2022, and is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2022

ZyVersa Therapeutics, Inc.

By:	/s/ Stephen Glover
Name:	Stephen Glover
Title:	Chief Executive Officer

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